Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

by and between

MEPT 303 SECOND STREET LLC,

a Delaware limited liability company

as Seller

and

KILROY REALTY, L.P.,

a Delaware limited partnership

as Buyer

April 12.2010

AGREEMENT OF PURCHASE AND SALE

AND JOINT ESCROW INSTRUCTIONS

(303 Second Street)

THIS AGREEMENT OF PURCHASE AND SALE AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of this 12th day of April, 2010 (“Execution Date”), by and between MEPT 303 SECOND STREET LLC, a Delaware limited liability company (“Seller”), and KILROY REALTY, LP., a Delaware limited partnership (“Buyer”)

Recitals

A. Seller owns certain real property located in the City of San Francisco (“City”), County of San Francisco (“County”), State of California (“State”), which is more particularly described on Exhibit A attached hereto (the “Land”), together with the buildings and certain other improvements located on the Land (the “Improvements”) (collectively, the “Property”).

B. Seller desires to sell all of its interest in the Property to Buyer, and Buyer desires to purchase Seller’s interest in the Property, upon the terms and conditions set forth in this Agreement.

Basic Provisions

I.	Buyer:	Kilroy Realty, L.P.
12200 West Olympic Boulevard, Suite 200
Los Angeles, California 90064
		Attn:	Mr. Jeffrey C. Hawken
Mr. Joseph Hanen
Mr. John Fucci
Telephone No. (310) 481 -8400
Facsimile No. (310) 481 -6540
		Email:	jhawken@krilroyrcalty.com
		Email:	jhanen@kilroyrealty.com
		Email:	jfucci@kilroyrealty.com

II.	Buyer’s Counsel:	Allen Matkins Leck Gamble Mallory & Natsis LLP
1901 Avenue of the Stars, Suite 1800
Los Angeles, California 90067
Attn: Peter J. Roth, Esq.
Telephone No. (310) 788-2400
Facsimile No. (310) 788-2410
		Email:	proth@allenmatkins.com

III.	Seller:	MEPT 303 Second Street, LLC
c/o Kennedy Associates Real Estate Counsel, LP
303 Second Street South Tower, Suite 200
San Francisco. California 94107
		Attn:	Justin Hildebrandt
Telephone No. (415) 536-4757
Facsimile No. (415) 777-9541
		E-mail:	justinh@kennedyusa.com

and

6320 Canoga Avenue, Suite 1420
Woodland Hills, California 91367
		Attn:	Jim Howard
Telephone No. (818) 577-2424
Facsimile No. (818) 577-2425
		E-mail:	jimh@kennedyusa.com

and

1215 Fourth Avenue
2400 Financial Center
Seattle, Washington 98161
		Attn:	Brian Urback
Telephone No. (206) 623-4739
Facsimile No. (206) 682-4769
		E-mail:	brianu@kennedyusa.com

IV.	Seller’s Counsel:	Elkins Kalt Weintraub Reuben Gartside LLP
1800 Avenue of the Stars, 7th Floor
Los Angeles, California 90067
		Attn:	Keith D. Elkins
Telephone No. (310) 746-4401
Facsimile No. (310)746-7491
		E-mail:	kelkins@elkinskalt.com

V.	Broker:	Eastdil Secured

VI.	Escrow Holder:	Chicago Title Company
2001 Bryan Street, Suite 1700
Dallas, Texas 75201
		Attn:	Ellen Schwab
Telephone No. (214) 965-1670
Facsimile No. (214) 965-1629
Email: schwabe@ctt.com
Escrow No. 2110-00263

VII.	Title Company:	Chicago Title Insurance Company
2001 Bryan Street, Suite 1700
Dallas, Texas 75201
		Attn:	Ellen Schwab
Telephone No. (214) 965-1670
Facsimile No. (214) 965-1629
Email: schwabe@ctt.com
Title Order No. 10-36908283

VIII.	Purchase Price:	Two Hundred Thirty Seven Million Dollars
($237,000,000.00) (the “Purchase Price”).

XI.	Deposit:	Fifty Million Dollars ($50,000,000.00) (together
with interest thereon while held in Escrow, the
“Deposit”), payable in accordance with Paragraph
3.1 below.

X.	Closing Date:	Two (2) business days following satisfaction of the
closing conditions set forth in Paragraph 7 and
Paragraph 8 below (the “Closing Date”), subject
to Paragraph 4.2 below.

Agreement

NOW, THEREFORE, incorporating the foregoing recitals, and in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer agree that the terms and conditions of this Agreement and the instructions to Chicago Title Company (“Escrow Holder”), with regard to the escrow (“Escrow”) created pursuant hereto are as follows:

1. Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon the terms and conditions set forth in this Agreement.

2. Purchase Price. The Purchase Price shall be paid in accordance with the terms of Paragraph 3 below.

3. Payment of Purchase Price. The Purchase Price for the Property shall be paid by Buyer as set forth below in this Paragraph 3.

3.1 Deposit: Independent Consideration.

3.1.1 Deposit. Within one (I) business day after the Execution Date, Buyer shall deposit or cause to be deposited with Escrow Holder the Deposit in the amount of Fifty Million and 00/100 Dollars ($50,000,000.00).

3.1.2 In General. Escrow Holder shall, immediately upon its receipt of the same, invest the Deposit in a federally-insured, interest-bearing account satisfactory to Buyer, and any interest thereon shall be and become part of the Deposit. Buyer and Seller hereby acknowledge that there may be penalties or interest forfeitures if the applicable instrument is redeemed prior to its specified maturity (which maturity date shall in no event exceed 30 days from the date of the instrument). Buyer agrees to provide its Federal Tax Identification Number to Escrow Holder upon the opening of Escrow. The Deposit shall not be refundable unless the transaction contemplated by this Agreement is terminated pursuant to Paragraph 15.2 or Paragraph 20, below. Upon the Close of Escrow (as defined below in Paragraph 4.2), the Deposit (inclusive of all interest accrued thereon) shall be credited toward payment of the Purchase Price.

3.1.3 Independent Consideration. Notwithstanding any provision set forth in this Agreement, One Hundred Dollars ($100.00) of the Deposit shall be non-refundable in all events (other than Seller’s default) and shall be paid to Seller in the event that this Agreement is terminated (other than due to Seller’s default) at any time prior to the Close of Escrow (the “Independent Consideration”). The Independent Consideration shall be applicable to the Purchase Price at Closing (as defined below).

3.1.4 Cash Balance. Not less than one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited, with Escrow Holder, in immediately available funds, the balance of the Purchase Price, and such other funds as may be necessary in accordance with the terms hereof to pay for Buyer’s share of closing costs and charges set forth in Paragraph 10 below and Buyer’s share of prorations set forth on the Proration and Expense Schedule (as defined below in Paragraph 11) payable pursuant to this Agreement.

4. Escrow.

4.1 Opening of Escrow. For the purposes of this Agreement, the Escrow shall be deemed opened (“Opening of Escrow”) on the date Escrow Holder receives an original of this Agreement fully executed by Buyer and Seller, which shall occur no later than within two (2) business days after this Agreement is executed and delivered by the parties. Escrow Holder shall promptly notify Buyer and Seller in writing of the Opening of Escrow. Buyer and Seller agree to execute, deliver and be bound by any reasonable or customary supplemental escrow instructions or other instruments reasonably required by Escrow Holder to consummate the transaction contemplated by this Agreement; provided, however, that no such instruments shall be inconsistent or in conflict with, amend or supersede any portion of this Agreement. If there is any conflict or inconsistency between the terms of such instruments and the terms of this Agreement, then the terms of this Agreement shall control. Pursuant to Section 6045 of the Internal Revenue Code of 1986, as amended, Escrow Holder shall be designated the “closing agent” hereunder and shall be solely responsible for complying with the Tax Reform Act of 1986, as amended, with regard to reporting all settlement information to the Internal Revenue Service.

4.2 Close of Escrow. For purposes of this Agreement, the “Close of Escrow” or the “Closing” shall be the date that the Deed (as defined below in Paragraph 9.1.1) is recorded in the Official Records of the County (the “Official Records”) or, if earlier, the date that the Title Company (as defined below) is irrevocably committed to issue the Title Policy (as defined below). Unless changed in writing by Buyer and Seller, the Close of Escrow shall occur on the Closing Date. Notwithstanding the foregoing, if the Tenant Estoppel Certificate delivery requirement (“Estoppel Delivery Requirement”) set forth in Paragraph 7.4 below is not satisfied by the date which is forty-five (45) days following the Execution Date (“Original Estoppel Delivery Date”), Seller shall have the right, by delivering written notice to Buyer prior to 5:00 p.m. on the Original Estoppel Delivery Date, to extend the Original Estoppel Delivery Date (and therefore, the Closing Date) for up to forty-five (45) days after the Original Estoppel Delivery Date in order to allow additional time for the satisfaction of the Estoppel Delivery Requirement (such extended date, the “Extended Estoppel Delivery Date”). If the Estoppel Delivery Requirement is not satisfied by the Extended Estoppel Delivery Date, Seller shall not be in default hereunder and Buyer shall elect, within five (5) business days following the Extended Estoppel Delivery Date (but prior to the satisfaction of such condition), as its sole and exclusive remedy, to either (i) terminate the Agreement and Escrow pursuant to the last paragraph of Paragraph 7.6 below, or (ii) waive such condition and proceed to the Closing (in which even the Closing shall occur two (2) business days following the waiver of such condition).

5. Condition of Title. Title to the Property shall be conveyed to Buyer by the Deed subject to the following approved conditions of title (collectively, the “Approved Title Conditions”).

5.1 Taxes. A lien to secure payment of real estate taxes and a lien for any assessments not delinquent.

5.2 Approved Matters. Matters affecting the Property created by or with the written consent of Buyer.

5.3 Additional Matters. Exceptions that are disclosed by the Report (as defined below in Paragraph 7.1) and that are approved or deemed approved by Buyer in accordance with the terms of Paragraph 7.1 and matters set forth in the Deed.

5.4 Survey Matters. All matters that would be revealed or disclosed in an accurate survey or inspection of the Property.

5.5 Laws. All laws, ordinances, rules, regulations and restrictions affecting the Property.

6. Buyer’s Title Insurance. At the Close of Escrow, the Title Company shall issue to Buyer its standard Owner’s Policy of Title Insurance (“Title Policy”) in the amount of the Purchase Price showing title to the Property vested in Buyer and subject to the Approved Title Conditions. Buyer shall have the right, at its sole expense, to request and obtain an ALTA extended coverage policy of title insurance, provided that such additional coverage shall not be a condition precedent to, or otherwise excuse or delay any of. Buyer’s obligations under this Agreement. Buyer shall have sole responsibility for obtaining, and bearing the cost of, any survey required by the Title Company.

7. Conditions Precedent to the Close of Escrow for the Benefit of Buyer. The Close of Escrow and Buyer’s obligation to consummate the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for Buyer’s benefit by the dates designated below:

7.1 Title. Buyer acknowledges and agrees that it has (i) approved the legal description of the Land and any matters of title disclosed by the following documents (collectively, the “Title Documents”) prepared and delivered to Buyer by Chicago Title Company (the “Title Company”): (a) a standard preliminary title report prepared and issued by the Title Company with respect to the Property (the “Report”); and (b) copies of all recorded documents referred to in the Report, and (ii) received a commitment to issue the Title Policy from the Title Company. Accordingly, notwithstanding anything to the contrary herein, the condition described in this Paragraph 7.1 (i.e., Buyer’s approval of the legal description of the Land and the Title Documents) is deemed to have been satisfied and Buyer shall have no right to terminate this Agreement in connection with such condition. Notwithstanding the foregoing, Seller shall have removed from title on or before the Closing Date, any liens secured by deeds of trust securing loans made to Seller, mechanics’ liens relating to work performed by Seller, judgment liens against Seller, and delinquent taxes.

7.2 Physical Inspections and Studies. Subject to Paragraph 14 below, Buyer has approved, in Buyer’s sole discretion, the results of Buyer’s inspections, investigations, tests and studies, including, without limitation, investigations with regard to zoning, building codes and other governmental regulations, architectural inspections, engineering tests, and soils, seismic and geologic reports with respect to the Property, inspections of all or any portion of the Improvements (including, without limitation, structural, mechanical and electrical systems, roofs, pavement, landscaping and public utilities), and any other physical inspections and/or investigations (collectively, the “Tests”) as Buyer elected to make or obtained in accordance with the terms of this Agreement. Accordingly, notwithstanding anything to the contrary herein, the condition described in this Paragraph 7.2 (i.e., Buyer’s approval of the results of the Tests) is deemed to have been satisfied and Buyer shall have no right to terminate this Agreement in connection with such condition.

7.3 Review and Approval of Materials. Prior to the Execution Date, Buyer has reviewed documents (other than the Excluded Materials [as defined below]) relating to the physical or environmental condition of the Property, leases, amendments and any other agreements of tenants at the Property, Seller’s files of tenants at the Property and service contracts for the Property that are located at Seller’s offices or at the offices of Seller’s property manager for the Property (such documents are collectively referred to as the “Materials”). Seller makes no representations or warranties of any kind whatsoever to Buyer as to the accuracy or completeness of the content of the Materials or any other information delivered to or made available to Buyer pursuant to this Agreement, and Seller shall not have any liability or responsibility to Buyer with respect to the accuracy or completeness of any of the Materials or other information or based upon or arising out of any use Buyer may make of the Materials or other information. Buyer has approved the Materials in Buyer’s sole discretion. Accordingly, notwithstanding anything to the contrary herein, the condition described in this Paragraph 7.3 (i.e., Buyer’s approval of the Materials) is deemed to have been satisfied and Buyer shall have no right to terminate this Agreement in connection with such condition. For purposes of this Agreement, the term “Excluded Materials” shall mean any appraisals, internal reports, valuations, other offers or agreements relating to the acquisition or sale of the Property, economic evaluations of the Property, reports regarding the Property prepared by Seller or any affiliate of Seller for the internal use or for the information of the investors in Seller (but expressly excluding any reports regarding any capital expenditure budget/plan for the Property), and any other proprietary information not relating to the physical condition of the Property. Buyer acknowledges that it has no right to review any of the Excluded Materials.

7.4 Tenant Estoppel Certificates. Buyer shall have received estoppel certificates (“Tenant Estoppel Certificates”) prior to the Closing Date, duly executed by (i) (A) Young & Rubicam, (B) Wells Fargo Bank, (C) Parsons Brinkerhoff, (D) Judicial Council of CA, (E) Avenue A Razorfish, (F) Hewlett Packard, and (G) Symantec (collectively, “Major Tenants”), and (ii) tenants, which when aggregated with those Major Tenants for whom a Tenant Estoppel Certificate was provided pursuant to the preceding clause (i), lease at least seventy percent (70%) of the leased space (based on rentable square footage) in the Property as determined on the Execution Date or the Closing Date, whichever is smaller. The Tenant Estoppel Certificates shall be substantially in the form of Exhibit F or in such other form which a particular tenant is required to execute pursuant to its lease and shall be prepared by Buyer (promptly following the Execution Date, but in no event later than April 16, 2010) and delivered to Seller for its review and reasonable approval (upon which Seller shall deliver the same to the tenants). To the extent received by Seller, Seller shall deliver the original executed Tenant Estoppel Certificates (without any material changes vis-à-vis the Buyer-approved and submitted form) to Buyer no later than two (2) business days prior to the Closing Date.

7.5 Representations and Warranties. Subject to any Representation Matters (as defined in Paragraph 13.1) discovered by Buyer or Seller, all representations and warranties of Seller contained in Paragraph 13.1 of this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.

7.6 Covenants. By the Closing Date, Seller shall not be in material default in the performance of any material covenant or agreement to be performed by Seller under this Agreement.

The conditions set forth in this Paragraph 7 are solely for the benefit of Buyer and may be waived only by Buyer. Buyer shall at all times have the right to waive any condition. Nothing contained in this Agreement shall require Seller to bring any suit or other proceeding or to pay any substantial sum, to satisfy any of such conditions. If any of the conditions in this Paragraph 7 is not satisfied or waived by Buyer as expressly set forth in this Paragraph 7, Buyer shall deliver written notice to Escrow Holder and Seller on or before the applicable date relating to such condition and describing the condition that has not been satisfied or waived, and unless such failure is due to a material default by Seller in which case the provisions of Paragraph 15 of this Agreement shall apply, Buyer shall have the right by such notice to terminate this Agreement and the Escrow. Notwithstanding the foregoing or anything to the contrary herein, the conditions described in Paragraph 7.1, Paragraph 7.2 and Paragraph 7.3 above are deemed to have been satisfied for all purposes under this Agreement (and Buyer shall have no right to terminate this Agreement on account of any such conditions). If Buyer timely terminates this Agreement in accordance with the foregoing (i.e., as a result of the failure of the condition described in Paragraph 1.4, Paragraph 7.5 or Paragraph 7.6), the Deposit, or such portion thereof that has theretofore been deposited by Buyer with Escrow Holder (less one-half of any escrow and title cancellation fees and costs) shall be refunded to Buyer, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement. If Buyer does not deliver notice of such failed conditions by the applicable outside date for the same. Buyer shall be deemed to have waived the same. Buyer hereby acknowledges and agrees that, notwithstanding the failure of any condition or the breach of any obligation of Seller under this Agreement, the occurrence of the Closing shall constitute conclusive evidence that Seller has fully performed all of its obligations under this Agreement (other than the representations and warranties set forth in Paragraph 13.1 which shall instead be controlled by the last paragraph of such Paragraph 13.1) or that Buyer has waived any claim it may have with respect to the same.

8. Conditions Precedent to the Close of Escrow for the Benefit of Seller. The Close of Escrow and Seller’s obligations with respect to the transaction contemplated by this Agreement are subject to the timely satisfaction or written waiver of the following conditions precedent for Seller’s benefit by the dates designated below:

8.1 Buyer’s Deliveries. At least one (1) business day prior to the Closing Date, Buyer shall have delivered to Escrow Holder the funds and documents described in Paragraph 9.2.

8.2 Representations and Warranties. All representations and warranties of Buyer contained in Paragraph 13.2 of this Agreement shall be true and correct in all material respects as of the date made and as of the Close of Escrow with the same effect as if those representations and warranties were made at and as of the Close of Escrow.

8.3 Covenants. By the Closing Date, Buyer shall not be in material default in the performance of any material covenant or agreement to be performed by Buyer under this Agreement.

The conditions set forth in this Paragraph 8 are solely for the benefit of Seller and may be waived only by Seller. Seller shall at all times have the right to waive any condition. Any such waiver or waivers shall be in writing and shall be delivered to Buyer and Escrow Holder. If any of the conditions in this Paragraph 8 is not satisfied or has not been so waived by Seller prior to the scheduled Closing Date, Seller shall deliver written notice to Buyer describing the condition that has not been satisfied or waived, and if such condition remains unsatisfied as of the scheduled Closing Date, then, subject to the provisions of Paragraph 15 of this Agreement, if applicable, Seller shall have the right to terminate this Agreement and the Escrow by written notice to Buyer and Escrow Holder. If Seller terminates this Agreement in accordance with the foregoing, the Deposit shall be paid over to Seller, all documents deposited into Escrow shall be returned to the party depositing such documents, and neither party shall have any further rights or obligations under this Agreement, except for those rights or obligations which expressly survive the termination of this Agreement.

9. Deliveries to Escrow Holder.

9.1 Deliveries by Seller. At least one (1) business day prior to the Close of Escrow, Seller shall deposit or cause to be deposited with Escrow Holder the following documents and instruments:

9.1.1 Deed. Seller shall deliver to Escrow Holder a grant deed in the form attached as Exhibit B, duly executed by Seller and acknowledged (“Deed”).

9.1.2 FIRPTA. Seller shall deliver to Escrow Holder a Transferor’s Certification of Non-Foreign Status in the form attached as Exhibit C, duly executed by Seller and a California Form RE-593 duly executed by Seller (collectively, “FIRPTA Certificate”).

9.1.3 Lease Assignment. Seller shall deliver to Escrow Holder four (4) original counterparts of an Assignment and Assumption of Leases in the form attached hereto as Exhibit D (“Lease Assignment”), duly executed by Seller.

9.1.4 General Assignment. Seller shall deliver to Escrow Holder four (4) original counterparts of a General Assignment and Bill of Sale in the form attached hereto as Exhibit E (“General Assignment”), duly executed by Seller.

9.1.5 Tenant Estoppel Certificates. To the extent received by and in the possession of Seller, Seller shall deliver to Escrow Holder original executed Tenant Estoppel Certificates. To the extent Seller receives any original executed Tenant Estoppel Certificates following the Closing, Seller shall deliver the same directly to Buyer at Buyer’s notice address set forth herein.

9.1.6 Tenant Letter. A letter in form reasonably acceptable to Buyer (“Tenant Notice Letter”) signed by Seller and addressed to the tenants under the leases advising such tenants of the sale of the Property to Buyer, the transfer of such tenant’s security deposit (and/or letter of credit to the extent applicable) to Buyer, and directing that all future rent payments and other charges under the leases be forwarded to Buyer at an address to be supplied by Buyer. Notwithstanding the foregoing, the Tenant Notice Letters shall not be delivered through Escrow but shall be sent directly by Seller to the tenants on the Closing.

9.1.7 Proof of Authority. Such proof of Seller’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Seller to act for and bind Seller, as may be reasonably required by Title Company.

9.1.8 Additional Documents. Any additional documents that Escrow Holder or Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided that the same are not inconsistent with this Agreement and do not modify the obligations or rights of Seller under this Agreement).

9.2 Deliveries by Buyer. At least one (1) business day prior to the Close of Escrow, Buyer shall deposit or cause to be deposited with Escrow Holder the following:

9.2.1 Funds. Buyer shall deliver to Escrow Holder funds which are to be applied toward payment of the Purchase Price in the amounts and at the times designated above in Paragraph 3 (as adjusted by the Proration and Expense Schedule).

9.2.2 Lease Assignment. Buyer shall deliver to Escrow Holder four (4) original counterparts of the Lease Assignment duly executed by Buyer.

9.2.3 General Assignment. Buyer shall deliver to Escrow Holder four (4) original counterparts of the General Assignment duly executed by Buyer.

9.2.4 Proof of Authority. Such proof of Buyer’s authority and authorization to enter into this Agreement and the transaction contemplated hereby, and such proof of the power and authority of the individual(s) executing and/or delivering any instruments, documents or certificates on behalf of Buyer to act for and bind Buyer, as may be reasonably required by Title Company.

9.2.5 Additional Documents. Any additional documents that Escrow Holder or Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided that the same are not inconsistent with this Agreement and do not modify the obligations or rights of Buyer under this Agreement).

10. Costs and Expenses. If the transaction contemplated by this Agreement is consummated, then Seller shall bear the following costs and expenses: (A) documentary transfer taxes payable in connection with the recording of the Deed; (B) that portion of the Title Policy premium for standard CLTA owner’s coverage; (C) one half (1/2) of the Escrow Holder’s Fees; and (D) Seller’s share of prorations. If the transaction contemplated by this Agreement is consummated, then Buyer shall bear the following costs and expenses: (W) all costs of the Title Policy in excess of the portion of the premium described in (B) above, including any cost attributable to ALTA coverage, if any, the cost of any survey and the cost of any endorsements to the Title Policy; (X) all document recording charges; (Y) one half (1/2) of the Escrow Holder’s fees; and (Z) Buyer’s share of prorations. If, as a result of no fault of Buyer or Seller, Escrow fails to close, Buyer and Seller shall share equally all of Escrow Holder’s fees and charges; however, if the transaction fails to close as the result of the default of either party, then such defaulting party shall bear all Escrow Holder’s fees and expenses. Buyer shall bear all costs associated with its due diligence inspections regarding the Property. Subject to the provisions of Paragraph 18 below, each party shall bear the cost of its own attorneys and consultants. All other costs and expenses shall be allocated between Buyer and Seller in accordance with the customary practice of the City and County for transactions of this type.

11. Prorations. All revenues and expenses relating to the Property, including without limitation, real property taxes and assessments, utility charges and the like, shall be prorated on an accrual basis as of the Close of Escrow; provided, however, rentals shall be prorated on a cash received basis. Such proration shall be made as of 12:01 a.m. midnight (Pacific time) on the Closing Date (the “Proration Time”). No prorations will be made with respect to any delinquent rents of any kind receivable from the leases for any period before Closing. If any rents under any of the leases for space at the Property shall be unpaid at the Closing Date, the rents collected by Buyer on or after the Closing Date shall (i) first, be applied to the rental period in which the Closing occurred, (ii) second, be applied to any post-Closing Date rents/charges due at the time of such collection, (iii) third, be applied to any pre-Closing Date rents/charges due at the time of such collection, and (iv) lastly, be applied to satisfy delinquent rental obligations for any period, prorated as of the Closing Date: provided that Buyer shall use commercially reasonable diligent efforts to collect any delinquent rents, but shall not be required to institute any proceeding or incur any material out-of-pocket costs to collect any delinquent rents attributable to pre-Closing Date periods. Seller, at its sole cost, shall be entitled to bring such actions or proceedings against tenants provided that such actions do not affect such tenant’s possession.

Notwithstanding the foregoing, if any of such operating expenses and other charges and expenses are payable by tenants under the leases (collectively, the “Tenant Charges”) on an estimated basis, then the Tenant Charges attributable to calendar year 2010 and occurring prior to the Closing shall be reconciled against actual charges and expenses for such period, provided that such reconciliation shall not be performed until one hundred thirty five (135) days following the end of the calendar year in which the Closing occurs (the “Reconciliation Period”). Buyer shall perform such final reconciliation and forward the same to Seller on or before the end of the Reconciliation Period. If the final reconciliation shows that Seller owes Buyer additional sums, Seller shall deliver such amount to Buyer within ten (10) days after receiving such final reconciliation from Buyer. If the final reconciliation shows that Buyer owes Seller additional sums, Buyer shall pay such amount to Seller within ten (10) days after Buyer’s delivery of the final reconciliation to Seller. Other than as set forth above, there shall not be any further reconciliation of such Tenant Charges after the final reconciliation thereof, the proration of such Tenant Charges pursuant to the final reconciliation being conclusively presumed to be accurate. After the final reconciliation of Tenant Charges is made by and between the parties. Buyer shall be solely liable and responsible to the tenants under the leases for such reconciliation of Tenant Charges under the leases. The foregoing covenants made by the parties with respect to the final reconciliation of the Tenant Charges shall survive the Closing. Seller shall pay over to or credit Buyer at Closing all cash security deposits to the extent held by Seller pursuant to the leases of tenants at the Property. In the event that Seller holds any letters of credit as a tenant security deposit, then prior to Closing Seller shall (i) execute and deliver to Escrow Holder such assignment and/or transfer documents as may be called for under such letters of credit for the transfer of such letters of credit to Buyer, and (ii) at Buyer’s option, either deliver into Escrow or deliver directly to Buyer, upon confirmation of the Closing, the originals of such letters of credit.

At Closing, Buyer shall receive a credit for any outstanding and accrued but unpaid brokerage commissions and free rent to the extent granted and payable (but unpaid as of the Closing) by Seller (as landlord) pursuant to the express terms of the leases and lease modifications entered into by Seller prior to the Execution Date. With respect to any tenant improvement costs or tenant improvement allowances that are outstanding and accrued but unpaid as of the Closing, the amount of the same shall not be deducted from the Purchase Price but shall be held in Escrow from Seller’s closing proceeds and maintained in a separate interest bearing account (the “Holdback Account”) for disbursement by Buyer to the applicable tenants as required under the applicable leases (as directed by Buyer). Buyer and Seller shall work together in good faith to establish the Holdback Account and the terms thereof; provided that

Buyer shall be responsible for all costs and expenses associated with the Holdback Account. Seller shall have no other obligations or liabilities in connection with the foregoing (i.e., with respect to any such tenant improvement costs, tenant allowances, brokerage commissions or free rent) and Buyer shall assume all obligations of Seller to pay such amounts as and when due and indemnify, defend, and hold Seller harmless from and against any and all claims, damages, costs or liabilities associated with same (which indemnity shall survive the Closing). Notwithstanding any provision to the contrary in this Paragraph 11, in lieu of Buyer receiving a credit for any outstanding and accrued but unpaid free rent under the leases for (i) Young & Rubicam, (ii) Travelocity.com, (iii) Lautze & Lautze, and (iv) UBC Clinical (each, an “FR Tenant”), but subject to the execution by each such FR Tenant of the “Free Rent Amendment,” as that term is defined below, such credit shall instead be delivered by Escrow to each FR Tenant in the applicable amount of free rent that each FR Tenant is currently entitled to under their respective leases (each such amount, the “Free Rent Amount”). Buyer shall prepare an amendment to each FR Tenant’s lease whereby, upon the occurrence of the Closing and the delivery of the applicable Free Rent Amount by Escrow to such FR Tenant, such FR Tenant shall agree to receive the applicable Free Rent Amount provided that such FR Tenant shall no longer be entitled to any other scheduled free rent amounts set forth in its lease (“Free Rent Amendment”). Prior to submitting each Free Rent Amendment to the applicable FR Tenant, Buyer shall submit the same to Seller for Seller’s approval, which shall not be unreasonably withheld, delayed, or conditioned. Seller and Buyer shall each use commercially reasonable efforts to cause each FR Tenant to execute the applicable Free Rent Amendment prior to Closing. Notwithstanding the foregoing or anything to the contrary herein, in no event shall the failure of any FR Tenant (or all of them) to execute a Free Rent Amendment (for any reason whatsoever) be a condition of the Closing and in no event shall Buyer have any right to terminate this Agreement (or delay the Closing) in connection with the same.

All tenant improvement costs and allowances and all brokerage commissions and finders fees shall be prorated with respect to all leases and lease modifications entered into between the Execution Date and the Closing Date based on the portion of the lease term or extended term, if applicable, that pertains to periods on or after the Closing, with Seller only being responsible for such costs multiplied by a fraction, the numerator of which is the number of days prior to the Closing that Seller has received rent from such tenant under the new lease or lease modification and the denominator of which is the total number of days in such new lease term, and Buyer being solely responsible for the balance of such costs. If the parties are unable to obtain final meter readings from all applicable meters as of the Close of Escrow, such expenses shall be reasonably estimated as of the Close of Escrow on the basis of the prior operating history of the Property. All monthly prorations shall be calculated on actual days of the applicable month and all annual prorations shall be calculated based on a 365-day year. Not less than five (5) business days prior to the Close of Escrow, Seller and Buyer shall agree upon a schedule of expenses and prorations (“Proration and Expense Schedule”). If any prorations, apportionments or computations made under this Paragraph 11 shall require final adjustment because the information is unavailable at the Proration Time, then the parties shall make the appropriate adjustments promptly when accurate information becomes available and either party hereto shall be entitled to an adjustment to correct the same. Such adjustments shall be made as soon as complete and accurate information becomes available, but in all events no later than nine (9) months after the Closing. Any corrected adjustment or proration shall be paid promptly in cash to the party entitled thereto. The obligations of the parties under this Paragraph 11 shall survive the Close of Escrow for nine (9) months and shall not merge with the Deed.

12. Disbursements and Other Actions by Escrow Holder. Upon the Close of Escrow, Escrow Holder shall promptly undertake all of the following in the manner and order set forth.

12.1 Disburse Funds. Escrow Holder shall credit all matters addressed in Paragraphs 3 and 10 and prorate all matters addressed in Paragraph 11 based upon the Proration and Expense Schedule and disburse the balance of the Purchase Price to Seller promptly upon the Close of Escrow and remaining funds, if any, to Buyer.

12.2 Recording. Escrow Holder shall cause the Deed, and any other documents which the parties hereto may mutually direct, to be recorded in the Official Records and obtain conformed copies thereof for distribution to Buyer and Seller.

12.3 Documents to Seller. Escrow Holder shall disburse to Seller two (2) originals of the Lease Assignment, two (2) originals of the General Assignment and one (1) conformed copy of the Deed.

12.4 Documents to Buyer. Escrow Holder shall deliver to Buyer the original FIRPTA Certificate executed by Seller, two (2) originals of the Lease Assignment, two (2) originals of the General Assignment and one (1) conformed copy of the Deed.

12.5 Title Company. Escrow Holder shall direct the Title Company to issue the Title Policy to Buyer.

13. Representations and Warranties.

13.1 Seller’s Representations and Warranties. In consideration of Buyer entering into this Agreement and as an inducement to Buyer to buy the Property, Seller makes the following representations and warranties, each of which is material and is being relied upon by Buyer (and the truth and accuracy of which shall constitute a condition precedent to Buyer’s obligations hereunder). The phrase “to Seller’s knowledge” used herein, shall mean the actual, then current knowledge of Mr. Brian Urback without any undertaking or duty to undertake any independent investigation or inquiry and shall not include any facts that are actually known or that become actually known to Buyer or the following representatives of Buyer: Mr. Joseph Hanen and/or Mr. John Fucci. In no event shall Mr. Urback have any personal liability under this Agreement.

13.1.1 Formation; Power. Seller is duly formed, validly existing, and in good standing under the laws of the state of its formation. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated by this Agreement.

13.1.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated by this Agreement. No consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Seller to consummate the transaction contemplated by this Agreement.

13.1.3 Individual Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Seller and the partners of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

13.1.4 No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party or affecting the Property.

13.1.5 Bankruptcy. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

13.1.6 Litigation; Condemnation. To Seller’s knowledge, as of the Execution Date, there is no litigation or other proceeding pending or threatened against Seller’s interest in the Property. To Seller’s knowledge, as of the Execution Date, there are no pending or threatened proceedings for condemnation by any authority having that right or power, nor are there any pending or threatened eminent domain proceedings of which the Property is the object.

13.1.7 Violations. To Seller’s knowledge, as of the Execution Date, Seller has not received written notice from any governmental authority that the Property is currently in violation of any applicable laws, ordinances or regulations (including with respect to environmental laws) of any governmental authority having jurisdiction over the Property which has not been cured or remedied.

13.1.8 Lease Schedule. To Seller’s knowledge, (a) the Lease Schedule attached hereto as Schedule 13.1.8 (the “Lease Schedule”) is true and correct as of the date hereof, and the leases described thereon are the only leases pertaining to the Property with respect to which Seller (as landlord) is a party as of the date hereof, (b) Seller has delivered to Buyer true and complete copies of all leases listed on the Lease Schedule, and (c) all leases reflected on the Lease Schedule are in full force and effect as of the date hereof. In addition, as of the Execution Date, except as otherwise disclosed in the Materials or any other information delivered to Buyer, to Seller’s knowledge, (i) Seller has not received any written notice of Seller default by any tenant under the leases, and (ii) there is no material uncured default by Seller or any tenant under any of the leases (nor any events that have occurred which, with the passage of time, would cause a material event of default by Seller or any tenant under any of the leases). Buyer acknowledges that Seller has disclosed to Buyer that Xola, LLC, d/b/a Maya Restaurant, is currently in default under its lease. The Lease Schedule shall be updated as of the Closing to reflect any changes which occur after the Execution Date.

13.1.9 Contract Schedule. To Seller’s knowledge, (a) except as set forth on Schedule 13.1.9 attached hereto (the “Contract Schedule”), Seller has not entered into any equipment leases, service contracts or other agreements with respect to the provision of goods and/or services to the Property (collectively, “Service Contracts”) which will continue to affect the Property and be binding upon Buyer after the Closing, (b) Seller has delivered to Buyer true and complete copies of all Service Contracts listed on the Contract Schedule, and (c) all agreements reflected on the Contract Schedule are in full force and effect as of the Execution Date. The Contract Schedule shall be updated as of the Closing to reflect any changes which, to Seller’s knowledge, occur after the Execution Date.

13.1.10 Foreign Person. Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

13.1.11 Prohibited Persons and Transactions. Neither Seller nor any of its affiliates, nor any of their respective members, and none of their respective officers or directors is, nor prior to Closing or the earlier termination of this Agreement, will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action and is not and prior to Closing or the earlier termination of this Agreement will not engage in any dealings or transactions with or be otherwise associated with such persons or entities.

The representations and warranties of Seller set forth in this Paragraph 13.1 shall survive the Close of Escrow for a period of nine (9) months, but not thereafter, it being the intention of the parties that all suits or actions for breach of any such representations and warranties must be commenced, if at all, within said nine (9) months of the Close of Escrow or they shall be forever barred. Notwithstanding the foregoing, if, prior to the Closing Date, Buyer or Seller should learn, discover or become aware of any existing or new item, fact or circumstance which renders a representation or warranty of Seller set forth herein incorrect or untrue in any material respect (collectively, the “Representation Matter”), then the party who has learned, discovered or become aware of such Representation Matter shall promptly give written notice thereof to the other party and Seller’s representations and warranties shall be automatically limited to account for the Representation Matter. If, prior to the Closing Date, Buyer discovers or is notified of a Representation Matter that has a material, adverse impact on the value of the Property, then, subject to Paragraph 15.2 (if applicable), Buyer shall have the right, as its sole remedy to terminate this Agreement and obtain a refund of the Deposit by providing written notice thereof to Seller no later than five (5) business days after Buyer learns or is notified of such Representation Matter; provided, however, Buyer shall have no right to terminate this Agreement for any Representation Matter arising from a change in circumstances that is otherwise permitted under this Agreement. Upon such termination, neither party hereunder shall have any further obligations or liabilities under this Agreement except as specifically set forth herein. If Buyer does not timely terminate this Agreement, then Seller’s representations and warranties shall be automatically limited to account for the Representation Matter, Buyer shall be deemed to have waived Buyer’s right to pursue any remedy for breach of the representation or warranty made untrue on account of such Representation Matter, and the parties shall proceed to the Close of Escrow.

13.2 Buyer’s Representations and Warranties. In consideration of Seller entering into this Agreement and as an inducement to Seller to sell the Property, Buyer makes the following representations and warranties, each of which is material and is being relied upon by Seller (and the truth and accuracy of which shall constitute a condition precedent to Seller’s obligations hereunder). The phrase “to Buyer’s knowledge” used herein, shall mean the actual, then current knowledge of Mr. Joseph Hanen and/or Mr. John Fucci without any undertaking or duty to undertake any independent investigation or inquiry and shall not include any facts that are actually known or that become actually known to Seller or Mr. Brian Urback. In no event shall Mr. Hanen or Mr. Fucci have any personal liability under this Agreement.

13.2.1 Formation; Power. Buyer is duly formed, validly existing, and in good standing under the laws of the state of its formation. Buyer has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated by this Agreement.

13.2.2 Requisite Action. All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with entering into this Agreement and the instruments referenced herein; and, by the Close of Escrow all such necessary action will have been taken to authorize the consummation of the transaction contemplated by this Agreement. By the Close of Escrow no additional consent of any partner, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party shall be required for Buyer to consummate the transaction contemplated by this Agreement.

13.2.3 Individual Authority. The individuals executing this Agreement and the instruments referenced herein on behalf of Buyer have the legal power, right, and actual authority to bind Buyer to the terms and conditions hereof and thereof.

13.2.4 No Conflict. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the occurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.

13.2.5 Bankruptcy. Buyer has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator, or similar official in any federal, state, or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, or (c) made an assignment for the benefit of creditors.

13.2.6 Prohibited Persons and Transactions. Neither Buyer nor any of its affiliates, nor any of their respective members, and none of their respective officers or directors is, nor prior to Closing or the earlier termination of this Agreement, will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated Blocked Persons List) or under any U.S. statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) or other governmental action and is not and prior to Closing or the earlier termination of this Agreement will not engage in any dealings or transactions with or be otherwise associated with such persons or entities.

13.3 As-Is/Release. AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER AND THE PERFORMANCE BY SELLER OF ITS DUTIES AND OBLIGATIONS HEREUNDER, BUYER DOES HEREBY ACKNOWLEDGE, REPRESENT, WARRANT AND AGREE, TO AND WITH THE SELLER, THAT, (A) EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 13.1 AND FOR THE DURATION THEREOF, BUYER IS PURCHASING THE PROPERTY IN AN “AS-IS” CONDITION AS OF THE DATE OF THE CLOSE OF ESCROW WITH RESPECT TO ANY FACTS, CIRCUMSTANCES, CONDITIONS AND DEFECTS; (B) SELLER HAS NO OBLIGATION TO REPAIR OR CORRECT ANY SUCH FACTS, CIRCUMSTANCES, CONDITIONS OR DEFECTS OR COMPENSATE BUYER FOR SAME; (C) BY THE CLOSE OF ESCROW, BUYER SHALL HAVE UNDERTAKEN ALL SUCH PHYSICAL INSPECTIONS AND EXAMINATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY OR APPROPRIATE UNDER THE CIRCUMSTANCES, AND THAT BASED UPON SAME, BUYER IS AND WILL BE RELYING STRICTLY AND SOLELY UPON SUCH INSPECTIONS AND EXAMINATIONS AND THE ADVICE AND COUNSEL OF ITS AGENTS AND OFFICERS, AND BUYER IS AND WILL BE FULLY SATISFIED THAT THE PURCHASE PRICE IS FAIR AND ADEQUATE CONSIDERATION FOR THE PROPERTY; (D) EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 13.1 AND FOR THE DURATION THEREOF, SELLER IS NOT MAKING AND HAS NOT MADE ANY WARRANTY OR REPRESENTATION WITH RESPECT TO ALL OR ANY PART OF THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, ANY MATTERS CONTAINED IN DOCUMENTS MADE AVAILABLE OR DELIVERED TO BUYER IN CONNECTION WITH THIS AGREEMENT) AS AN INDUCEMENT TO BUYER TO ENTER INTO THIS ESCROW AND THEREAFTER TO PURCHASE THE PROPERTY OR FOR ANY OTHER PURPOSE; AND (E) BY REASON OF ALL OF THE FOREGOING, BUYER SHALL ASSUME THE FULL RISK OF ANY LOSS OR DAMAGE OCCASIONED BY ANY FACT,

CIRCUMSTANCE, CONDITION OR DEFECT PERTAINING TO THE PROPERTY, INCLUDING WITHOUT LIMITATION THE PRESENCE OF ANY ASBESTOS CONTAINING MATERIAL, HAZARDOUS, TOXIC OR RADIOACTIVE WASTE, SUBSTANCE OR MATERIALS IN, ON, UNDER OR ABOUT THE PROPERTY, AND EXCEPT AS EXPRESSLY SET FORTH IN PARAGRAPH 13.1 AND FOR THE DURATION THEREOF, BUYER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES AND RELEASES SELLER AND ALL OF THEIR RESPECTIVE PARENTS, SUBSIDIARIES, AFFILIATES AND PARTNERSHIPS, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, MEMBERS, AGENTS AND EMPLOYEES, AND THEIR RESPECTIVE SUCCESSORS, HEIRS AND ASSIGNS AND EACH OF THEM (INDIVIDUALLY AND COLLECTIVELY, THE “RELEASED PARTIES”) FROM ANY AND ALL RIGHTS AND CLAIMS AGAINST SELLER AND/OR THE RELEASED PARTIES WITH RESPECT TO THE PROPERTY (INCLUDING WITHOUT LIMITATION THE CONDITION, VALUATION, MARKETABILITY OR UTILITY OF THE PROPERTY AND ANY RIGHTS OF BUYER UNDER THE STATE OR FEDERAL COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, AS AMENDED FROM TIME TO TIME, OR SIMILAR LAWS). BUYER ACKNOWLEDGES AND AGREES THAT THE FOREGOING WAIVER AND RELEASE INCLUDES ALL RIGHTS AND CLAIMS OF BUYER AGAINST SELLER PERTAINING TO THE PROPERTY, WHETHER HERETOFORE OR NOW EXISTING OR HEREAFTER ARISING, OR WHICH COULD, MIGHT, OR MAY BE CLAIMED TO EXIST, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, LIQUIDATED OR UNLIQUIDATED, EACH AS THOUGH FULLY SET FORTH HEREIN AT LENGTH, WHICH IN ANY WAY ARISE OUT OF, OR ARE CONNECTED WITH, OR RELATE TO, THE PROPERTY. THIS RELEASE INCLUDES CLAIMS OF WHICH BUYER IS PRESENTLY UNAWARE OF WHICH BUYER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY BUYER, WOULD MATERIALLY AFFECT BUYER’S RELEASE TO SELLER. IN CONNECTION AND TO THE EXTENT PERMITTED BY LAW, BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND THE RELEASED PARTIES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES.

BUYER EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF

EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

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Buyer’s Initials

14. Access. Provided that Buyer is not in default of its obligations under this Agreement, then from and after the Opening of Escrow through the earlier of the termination of this Agreement or the Closing Date, Buyer, its agents, consultants, contractors and subcontractors shall have the right, at reasonable times upon at least one business days’ prior notice to Seller (which notice may be verbal or written and provided directly to Mr. Justin Hildebrandt at 415-536-4757, provided that verbal notice shall not be deemed to have been given unless verbal contact with Mr. Hildebrandt actually been made) and provided that Buyer has so coordinated with Seller so as to afford Seller a reasonable opportunity to have a representative present at all such times, to enter upon the Property to conduct or make any and all non-intrusive and noninvasive inspections and Tests as may be necessary or desirable, subject to the rights of any tenants or occupants of the Property and the limitations set forth below in this Paragraph 14. The scope of any analysis which requires physical sampling or any other invasive or intrusive testing of all or any part of the Property shall be subject to: (a) the prior written approval of Seller, which Seller may withhold or condition in its sole discretion, (b) Seller’s receipt of written evidence that Buyer has procured the insurance required pursuant to this Paragraph 14, and (c) the requirement that Buyer dispose of all such test samples in accordance with applicable law and at no cost or liability to Seller. Nothing herein shall authorize any subsurface testing or drilling on the Property by Buyer or its environmental consultant unless specifically approved in writing by Seller, which Seller may condition or deny in its sole discretion. Buyer shall obtain or cause its consultants to obtain (and provide evidence to Seller), at Buyer’s sole cost and expense, prior to commencement of any investigative activities on the Property, a policy of commercial general liability insurance covering any and all liability of Buyer and Seller with respect to or arising out of any investigative activities. Such policy of insurance shall be from an insurance company reasonably acceptable to Seller and name Seller as an additional insured and shall be kept and maintained in force during the term of this Agreement and so long thereafter as necessary to cover any claims of damages suffered by persons or property resulting from any acts or omissions of Buyer. Buyer’s employees, agents, contractors, suppliers, consultants or other related parties. Such policy of insurance shall have liability limits of not less than Two Million Dollars ($2,000,000.00) combined single limit per occurrence for bodily injury, personal injury and property damage liability.

Buyer hereby agrees to provide to Seller, concurrently with the delivery to Buyer, a true and complete copy of all tests, reports, studies and the like generated by such vendor in connection with Buyer’s inspection of the Property (except for any of the same which are attorney-client privileged). Buyer shall keep all documents and information received from Seller and/or its agents and the results of all of its inspections, studies, investigations, analysis, reports and the like confidential in compliance with Paragraph 22.16 below. Buyer hereby indemnifies, defends and holds the Property, Seller and their respective officers, directors, shareholders, participants, affiliates, employers, representatives, invitees, agents and contractors free and harmless from and against any and all claims, costs, losses, liabilities, damages or expenses to the extent arising out of or resulting from such entry by Buyer, its agents, consultants, contractors and subcontractors. Additionally, Buyer shall immediately, at its sole cost and expense, repair any and all damage to the extent arising out of or resulting from such entry and any acts or omissions by Buyer, its agents, employees, consultants, contractors and subcontractors, and shall immediately, at its sole cost and expense, restore the Property to the condition that existed immediately prior to such entry by Buyer, its agents, employees, consultants, contractors and subcontractors. Furthermore, Buyer hereby agrees not to contact any tenants or other occupants of the Property nor any governmental agencies with respect to the Property without Seller’s prior written consent, which shall not unreasonably withhold, condition or delay (provided that Seller shall have a right to have a representative present during any such meetings with any such tenants or occupants or governmental agencies). Buyer shall keep the Property free and clear of any mechanics’ liens or materialmen’s liens related to Buyer’s inspection and the other activities contemplated in this Paragraph 14. All of Buyer’s obligations set forth in this Paragraph 14 shall survive the Close of Escrow and shall not be merged with the Deed, and shall survive the termination of this Agreement and Escrow prior to the Close of Escrow, and shall not be limited by any provision of this Agreement.

15. Default.

15.1 BUYER’S DEFAULT. IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY DEFAULT OF BUYER (BEYOND ANY APPLICABLE NOTICE AND CURE PERIODS). SELLER’S SOLE REMEDY (EXCEPT AS PROVIDED BELOW) SHALL BE TO TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES AND SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. BUYER AND SELLER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES WHICH SELLER MAY SUFFER IN THE EVENT BUYER DEFAULTS HEREUNDER AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS HEREIN PROVIDED. BUYER AND SELLER THEREFORE AGREE THAT A REASONABLE PRESENT ESTIMATE OF THE NET DETRIMENT THAT SELLER WOULD SUFFER IN THE EVENT OF BUYER’S DEFAULT OR BREACH HEREUNDER IS AN AMOUNT OF MONEY EQUAL TO THE DEPOSIT WHICH SHALL BE THE FULL, AGREED AND LIQUIDATED DAMAGES. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THE FOREGOING SHALL NOT LIMIT SELLER’S REMEDIES WITH RESPECT TO BUYER’S EXPRESS OBLIGATIONS (INCLUDING, WITHOUT LIMITATION, ITS INDEMNIFICATION OBLIGATIONS) UNDER PARAGRAPHS 14 AND 17 OF THIS AGREEMENT AND THE ATTORNEYS’ FEES PROVISION SET FORTH IN PARAGRAPH 18 BELOW.

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SELLER’S INITIALS	BUYER’S INITIALS

15.2 SELLER’S DEFAULT. IF SELLER DEFAULTS UNDER THIS AGREEMENT AND FAILS TO COMPLETE THE PURCHASE AS PROVIDED HEREIN, THEN BUYER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, WHETHER AT LAW OR IN EQUITY, EITHER (A) TO TERMINATE THIS AGREEMENT AND RECOVER ITS DEPOSIT PLUS BUYER’S REASONABLE AND ACTUAL OUT OF POCKET COSTS PAID BY BUYER TO THIRD PARTIES (UP TO A MAXIMUM OF $50,000.00) WITH RESPECT TO ITS DUE DILIGENCE INVESTIGATIONS OF THE PROPERTY, OR (B) IN LIEU OF TERMINATING THE AGREEMENT AND RECOVERING ITS DEPOSIT, BUYER SHALL BE ENTITLED TO PURSUE SPECIFIC PERFORMANCE OF THE CONVEYANCE OF THE PROPERTY WITHOUT RIGHT TO ANY DAMAGES OR OTHER EQUITABLE RELIEF WHATSOEVER, BUT ONLY IF BUYER IS READY, WILLING AND ABLE TO CLOSE ON OR BEFORE THE SCHEDULED CLOSING DATE, AND BUYER FILES SUCH SPECIFIC PERFORMANCE ACTION WITHIN THIRTY (30) DAYS FOLLOWING THE SCHEDULED CLOSING DATE. BUYER SHALL NOT BE ENTITLED TO RECORD A LIEN OR LIS PENDENS AGAINST THE PROPERTY OTHER THAN IN CONNECTION AND CONCURRENTLY WITH THE FILING OF SUCH SPECIFIC PERFORMANCE ACTION.

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SELLER’S INITIALS	BUYER’S INITIALS

16. Notices. Any notice, demand, consent, approval, request, or other communication or document to be provided hereunder to a party hereto shall be in writing and shall be given to such party at its address or telecopy number set forth above or such other address or telecopy number as such party may hereafter specify for that purpose by notice to the other party. Except with respect to notices provided pursuant to Paragraph 14 above with respect to access to the Property, each such notice, request, or communication shall, for all purposes, be deemed given and received (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified above during normal business hours (i.e. 8:00 a.m. to 5:00 p.m.) and confirmation of complete receipt is received during normal business hours, (b) if hand delivered against receipted copy, when the copy thereof is receipted, or (c) if given by a recognized overnight delivery service, the day on which such notice, request, or other communication is actually received. Except with respect to notices provided pursuant to Paragraph 14 above with respect to access to the Property, copies of all notices shall be sent by email to the parties’ respective email addresses set forth above (provided that such email notice shall not constitute a formal notice under the terms of this Paragraph 16). Notices to Seller shall be directed to Seller and Seller’s Counsel and notices to Buyer shall be directed to Buyer and Buyer’s Counsel. Notices by electronic mail shall not be permitted.

Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 16. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to constitute receipt of the notice, demand, request or communication sent.

17. Brokers. Upon the Close of Escrow (but not otherwise), Seller shall pay a real estate brokerage commission to Eastdil Secured (“Broker”) with respect to this transaction in accordance with Seller’s separate written agreement with Broker. Each party hereto agrees to indemnify and hold harmless the other party from and against any and all losses, liens, claims, judgments, liabilities, costs, expenses or damages (including reasonable attorneys’ fees and court costs) of any kind of character arising out of or resulting from any agreement, arrangement or understanding (except as set forth above with respect to Broker) alleged to have been made by such party or on its behalf with any broker or finder in connection with this Agreement or transaction contemplated under this Agreement. The foregoing indemnity shall survive the Close of Escrow or the earlier termination of this Agreement and shall not be limited by any provision of this Agreement.

18. Legal Fees. If either Buyer or Seller brings any action, arbitration or suit against the other for any matter relating to or arising out of this Agreement, then the prevailing party in such action or dispute, whether by final judgment or settlement, shall be entitled to recover from the other party all costs and expenses of suit, including actual and reasonably incurred attorneys’ fees. Any judgment or order entered in any final judgment shall contain a specific provision providing for the recovery of all costs and expenses of suit, including actual and reasonably incurred attorneys’ fees incurred in enforcing, perfecting and executing such judgment. For the purposes of this paragraph, such costs shall include, without limitation, in-house or outside attorneys’ fees (in either case, actually and reasonably incurred), costs and expenses incurred in the following: (a) postjudgment motions; (b) contempt proceedings; (c) garnishment, levy, and debtor and third party examination; (d) discovery; and (e) bankruptcy litigation.

19. Assignment. Buyer may not assign, transfer or convey its rights or obligations under this Agreement at any time without the prior written consent of Seller, which Seller may withhold in its sole and absolute discretion; provided, however. Buyer may assign this Agreement to a Buyer Affiliate (as defined below) without the requirement of obtaining Seller’s prior written consent (but nevertheless requiring at least five (5) business days prior written notice) and satisfying the requirements set forth below. The term “Buyer Affiliate” shall mean any entity which is controlled by, controls, or is under common control with Buyer. “Control,” as used in this Paragraph 19, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. Notwithstanding the foregoing, no assignment by Buyer (whether to a Buyer Affiliate or otherwise) shall release Buyer from any of its obligations hereunder, and any assignment by Buyer (even to a Buyer Affiliate) shall require the full assumption by the assignee (on a joint and several basis) of all of Buyer’s obligations hereunder, and the assignment and assumption agreement must be delivered to Seller at least five (5) business days prior to the Closing.

20. Damage or Destruction, Condemnation, Insurance.

20.1 Condemnation. If at any time prior to the Closing Date any “material” portion of the Property is condemned or taken by eminent domain proceedings by any public authority, then at Buyer’s option, to be exercised within ten (10) days after receipt of notice of such taking, this Agreement shall terminate, and the Deposit shall be promptly returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. As used in this Paragraph 20.1, the term “material” shall mean a taking which materially and adversely affects the value or operations of the Property and adversely affects the value of the Property by more than Five Million and 00/100 Dollars ($5,000,000.00).

Seller shall give Buyer written notice of any taking promptly after Seller obtains knowledge thereof. If less than a material portion of the Property is condemned or taken by eminent domain proceedings or if Buyer does not timely notify Seller in writing of its election to terminate this Agreement due to a “material” taking (as identified above), Buyer shall be deemed to have elected not to terminate this Agreement. If Buyer elects or is deemed to have elected not to terminate this Agreement, the parties shall proceed to the Closing Date without a reduction in the Purchase Price and, upon the Closing, all condemnation proceeds paid or payable to Seller (other than losses pertaining to periods prior to the Closing) shall belong to Buyer and shall be paid over and assigned to Buyer. Seller shall not compromise, settle or adjust any claims to such award without Buyer’s prior written consent. Seller shall have no obligation to make any repairs to the Property in the event of a condemnation.

20.2 Damage and Destruction. If at any time prior to the Closing Date a material portion of the Property is destroyed or damaged as a result of fire or any other casualty whatsoever, then at Buyer’s option, to be exercised within five (5) days after receipt of notice of such destruction or damage, this Agreement shall terminate, the Deposit shall be returned to Buyer, and except as expressly set forth herein, neither party shall have any further liability or obligation to the other hereunder. If Buyer does not timely notify Seller in writing of its election to terminate this Agreement pursuant to the immediately preceding sentence, Buyer shall be deemed to have elected not to terminate this Agreement. For purposes hereof, the term “material” shall be deemed to be a damage or destruction in excess of Five Million and 00/100 Dollars ($5,000,000.00). If less than a material portion of the Property is damaged or destroyed or if a material portion is damaged or destroyed and Buyer elects or is deemed to have elected not to terminate this Agreement as set forth hereinabove, the parties shall proceed to the Closing Date with an abatement or reduction in the Purchase Price equal to the amount of the deductible for the applicable insurance coverage and any uninsured loss (not to exceed $5,000,000.00), and, upon the Closing, all property insurance proceeds paid or payable to Seller as a result of such casualty shall belong to Buyer and shall be paid over and assigned to Buyer. Seller shall not compromise, settle or adjust any claims to such proceeds without Buyer’s prior written consent (unless Seller repairs or replaces such damages). Seller shall have no obligation to make any repairs to the Property in the event of a damage or destruction.

21. New Leases and Contracts; Operation of Property.

21.1 New Leases. Seller hereby agrees that, after the Execution Date until the earlier of the Closing or the termination of this Agreement, Seller will not modify, extend or otherwise change any of the terms, covenants or conditions of the existing leases for the Property (except to the extent Seller is obligated to do so pursuant to the terms of any such existing lease, in which case notice of the same shall be provided to Buyer even though Buyer’s consent shall not be required) or enter into new leases or any other obligations or agreements affecting the Property that will survive the Closing without the prior written consent of Buyer, which consent shall not be unreasonably withheld. In the event Buyer has not responded to Seller’s written request for consent within three (3) business days after Seller’s delivery to Buyer of all pertinent information concerning such lease, obligation or agreement. Buyer shall be deemed to have consented thereto.

21.2 Service Contracts. Except as otherwise provided herein, after the Execution Date until the earlier of the Closing or the termination of this Agreement, Seller will not extend, renew, modify or replace any of the Service Contracts with respect to the Property that will survive the Closing without the prior written consent of Buyer, which consent shall not be unreasonably withheld. If Buyer does not disapprove any request of Seller regarding a service contract within three (3) business days after Buyer’s receipt of such written request. Buyer shall be deemed to have approved such request.

21.3 Operation. Until the Closing or earlier termination of this Agreement, Seller shall continue to operate the Property in accordance with its ordinary customs and practices. Upon the Closing, Seller shall deliver the Materials to the extent within Seller’s possession or control (expressly excluding any Excluded Materials) to Buyer by either (i) delivering the same directly to Buyer or (ii) leaving such materials and items at the Property. All personal property owned by Seller, located at the Property as of the Execution Date, and used in connection with the ownership or operation of the Property, shall remain at the Property and be transferred to Buyer upon the Closing (to the extent of Seller’s interest in the same).

22. Miscellaneous.

22.1 Not an Offer. Seller’s delivery of unsigned copies of this Agreement is solely for the purpose of review by the party to whom delivered, and neither the delivery nor any prior communications between the parties shall in any way imply that Seller is under any obligation to enter the transaction which is the subject of this Agreement. The signing of this Agreement by Buyer constitutes an offer which shall not be deemed accepted by Seller unless and until Seller has signed this Agreement and delivered a duplicate original to Buyer.

22.2 Computation of Time Periods. If the Closing Date or any other date or time period provided for in this Agreement is or ends on a Saturday, Sunday or federal, state or legal holiday, then such date shall automatically be extended until 5:00 p.m. Pacific time of the next day which is not a Saturday, Sunday or federal, state or legal holiday.

22.3 Captions; Severability. Any captions to, or headings of, the paragraphs or subparagraphs of this Agreement are solely for the convenience of the parties hereto, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof. In case any one or more of the provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

22.4 No Obligations to Third Parties. Except as otherwise expressly provided herein, the execution and delivery of this Agreement shall not be deemed to confer any rights upon, nor obligate any of the parties hereto, to any person or entity other than the parties hereto.

22.5 Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated in this Agreement by this reference for all purposes.

22.6 Amendment to this Agreement. The terms of this Agreement may not be modified or amended except by an instrument in writing executed by each of the parties hereto.

22.7 Waiver. The waiver or failure to enforce any provision of this Agreement shall not operate as a waiver of any future breach of any such provision or any other provision hereof.

22.8 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, except for any choice-of-law principles which provide for the application of the laws of another jurisdiction. Seller and Buyer hereby irrevocably submit to the jurisdiction of any state or federal court sitting in the State in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a state or federal court sitting in the State. Buyer and Seller agree that the provisions of this Paragraph 21.8 shall survive the Closing.

22.9 Fees and Other Expenses. Except as otherwise provided herein, each of the parties hereto shall pay its own fees and expenses in connection with this Agreement.

22.10 Entire Agreement. This Agreement (including all Exhibits attached hereto) supersedes any prior agreements, negotiations and communications, oral or written, and contains the entire agreement between, and the final expression of, Buyer and Seller with respect to the subject matter hereof. No subsequent agreement, representation, or made by either party hereto, or by or to an employee, officer, agent or representative of either party hereto shall be of any effect unless it is in writing and executed by the party to be bound thereby.

22.11 Successors and Assigns. Subject to the restrictions set forth in Paragraph 19 hereof, this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

22.12 Construction. The parties acknowledge and agree that (A) each party hereto is of equal bargaining strength, (B) each such party has actively participated in the drafting, preparation and negotiation of this Agreement, (C) each such party has consulted with such party’s own, independent counsel, and such other professional advisors as such party has deemed appropriate, relating to any and all matters contemplated under this Agreement, (D) each such party and such party’s counsel and advisors have reviewed this Agreement, (E) each such party has agreed to enter into this Agreement following such review and the rendering of such advice, and (F) any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Agreement, or any portions hereof, or any amendments hereto.

22.13 Limitation of Liability. Buyer acknowledges and agrees that neither the trustees, shareholders, members, affiliates, officers, directors, investment managers, employees, partners, agents nor advisors of Seller, assume any personal liability for obligations entered into by or on behalf of Seller. Notwithstanding any other provision of this Agreement to the contrary (or any rights that Buyer may have at law or in equity), (a) in no event shall Seller have any liability for lost profits, speculative, special, consequential or punitive damages, (b) in no event will Seller’s liability under or otherwise in connection with this Agreement, any documents executed in connection herewith and/or otherwise in connection with the Property exceed the sum of One Million and 00/100 Dollars ($1,000,000.00), and (c) Buyer shall have no right to assert any claim against Seller, and Seller shall have no liability to Buyer whatsoever, unless the valid claims for all breaches of Seller collectively aggregate more than One Hundred Thousand and 00/100 Dollars ($100,000.00). Notwithstanding anything to the contrary contained in this Agreement, Buyer hereby agrees that any action or claim asserted by Buyer against Seller or any of the Released Parties must be filed (if at all) within nine (9) months following the Closing in a court of competent jurisdiction, and Buyer hereby waives any right to bring any such claim or action thereafter. Buyer’s remedies prior to Closing shall be limited as set forth in Paragraph 15.2. Any and all liability beyond that which may be asserted under this Paragraph 21.13 is expressly waived and released by Buyer and by all persons claiming by, through or under Buyer. The provisions of this Paragraph 21.13 shall survive the Closing.

22.14 Time of the Essence. All times provided for in this Agreement for the performance of any act will be strictly construed, time being of the essence.

22.15 Recording. The parties agree that this Agreement shall not be recorded. If Buyer causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of Seller.

22.16 Confidentiality. Until the Close of Escrow, (i) except as otherwise expressly provided herein or required by valid law, (ii) except to the extent such documents or information are reasonably necessary for Buyer to prosecute and/or defend any claim made with respect to the Property or this Agreement, and (iii) except for any disclosures in filings required by the Securities Exchange Commission and customary disclosures on investor/earnings calls, Buyer will keep confidential the Purchase Price, the other terms of this Agreement, the Materials and all other information concerning the Property (as disclosed, discovered or determined in connection with this transaction); provided, however, Buyer may disclose such information to (a) those employed by Buyer (subject to their agreement to abide by the terms of this paragraph); (b) those who are actively and directly participating in the evaluation of the Property and the negotiation and execution of this Agreement or financing of the purchase of the Property (subject to their agreement to abide by the terms of this paragraph); (c) third parties as required under applicable law; and (d) Buyer’s potential financial partners and lenders (subject to their agreement to abide by the terms of this paragraph).

22.17 Natural Hazard Disclosure. Buyer and Seller acknowledge that Seller may be required under California law to disclose if the Property lies within the following natural hazard areas or zones: (a) a special flood hazard area designated by the Federal Emergency Management Agency; (b) an area of potential flooding; (c) a very high fire hazard severity zone; (d) a wild land area that may contain substantial forest fire risks and hazards; (e) an earthquake fault zone; or (f) a seismic hazard zone. Buyer acknowledges that Seller will employ the services of Disclosure Source, the Title Company or another third party selected by Seller (“Natural

Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill Seller’s disclosure obligations, and to report the result of the Natural Hazard Expert’s examination to Buyer and Seller in writing. The written reports prepared by the Natural Hazard Expert regarding the results of the Natural Hazard Expert’s examination fully and completely discharges Seller from Seller’s disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding non-liability of Seller for errors or omissions not within Seller’s personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of the Natural Hazard Expert’s expertise with respect to the examination and written report regarding the natural hazards referred to above.

22.18 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute but one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first written above.

BUYER:			SELLER:

KILROY REALTY, L.P., a Delaware limited partnership			MEPT 303 SECOND STREET LLC, a Delaware limited liability company

By:	Kilroy Realty Corporation, a Maryland corporation, its General Partner		By:	NEWTOWER TRUST COMPANY as trustee of the NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R., Section 9.18

	By:	/s/ Jeffrey C. Hawken
	Name:	Jeffrey C. Hawken		By:
	Its:	Executive Vice President and Chief Operating Officer		Name:	Patrick O. Mayberry
				Position:	President

	By:	/s/ Tyler H. Rose
	Name:	Tyler H. Rose
	Its:	Executive Vice President Chief Financial Officer

[Signature Page to Agreement of Purchase and Sale and Joint Escrow Instructions]

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the day and year first written above.

BUYER:		SELLER:

KILROY REALTY, L.P., a Delaware limited partnership		MEPT 303 SECOND STREET LLC, a Delaware limited liability company

By:	Kilroy Realty Corporation, a Maryland corporation, its General Partner	By:	NEWTOWER TRUST COMPANY as trustee of the NewTower Trust Company Multi-Employer Property Trust, a trust organized under 12 C.F.R., Section 9.18

By:
	Name:		By:	/s/ Patrick O. Mayberry
	Its:		Name:	Patrick O. Mayberry
			Position:	President

By:
Name:
Its:

[Signature Page to Agreement of Purchase and Sale and Joint Escrow Instructions]

ACCEPTANCE BY ESCROW HOLDER

Chicago Title Company acknowledges that it has received a fully executed original or original executed counterparts of the foregoing Agreement of Purchase and Sale and Joint Escrow Instructions (the “Agreement”) and agrees to act as Escrow Holder under the Agreement and to be bound by and strictly perform the terms thereof as such terms apply to Escrow Holder.

Dated: April , 2010	CHICAGO TITLE COMPANY

By:
Name:
Position:

EXHIBIT A

LEGAL DESCRIPTION

[ATTACHED]

EXHIBIT B

GRANT DEED

WHEN RECORDED MAIL TO:

Allen Matkins Leck Gamble Mallory & Natsis LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, CA 90067

Attention: Anton N. Natsis, Esq.

MAIL TAX STATEMENTS TO:

Kilroy Realty, L.P.

12200 West Olympic Boulevard, Suite 200

Los Angeles, CA 90064

Attention:

(Space above this line is for recorder’s use)

GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of transfer tax which is due by a separate statement that is not being recorded with this Grant Deed.

FOR VALUE RECEIVED,                                                               (“Grantor”), hereby grants to                                                               (“Grantee”), that certain real property (the “Property”) situated in the City of                         , County of                         , State of California, described in Exhibit A attached hereto and incorporated by reference.

THE PROPERTY IS CONVEYED TO GRANTEE SUBJECT TO:

A. All liens, encumbrances, easements, covenants, conditions and restrictions and other matters of record;

B. All matters which would be revealed or disclosed in an accurate survey or inspection of the Property;

C. Liens for taxes on real property not yet delinquent, and liens for any general or special assessments of record against the Property not yet delinquent; and

D. All laws, ordinances and governmental rules, regulations and restrictions affecting the Property.

IN WITNESS WHEREOF, the undersigned Grantor has executed this Grant Deed as of                         ,                         .

By:
Its:

EXHIBIT “A” TO GRANT DEED

LEGAL DESCRIPTION OF PROPERTY

ACKNOWLEDGMENT

STATE OF	)

)

COUNTY OF	)

On                                 , 200    , before me,                                 ,                                                                                        (here insert name and title of the officer) a Notary Public, personally appeared                                                              , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(SEAL)

Document No.	Date Recorded:

STATEMENT OF TAX DUE AND REQUEST

THAT TAX DECLARATION NOT BE MADE A PART

OF THE PERMANENT RECORD

IN THE OFFICE OF THE

COUNTY RECORDER

(Pursuant to Cal. Rev. & Tax. Code Section 11932)

To	Registrar-Recorder
County of

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of tax due not be shown on the original document which names:

as Grantor

and

as Grantee.

The property described in the accompanying Grant Deed is located in the City of                                 , County of                                 , State of                                 .

The amount of tax due on said document is $

COMPUTED ON FULL VALUE OF PROPERTY CONVEYED
COMPUTED ON FULL VALUE LESS LIENS AND ENCUMBRANCES REMAINING AT TIME OF SALE

SIGNATURE OF DECLARANT OR AGENT

EXHIBIT C

TRANSFEROR’S CERTIFICATION OF NON-FOREIGN STATUS

To inform                                         , a                                          (“Transferee”), that Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned hereby certifies the following on behalf of the transferor/seller:

1. Transferor is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder); and

2. Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii); and

3. Transferor’s U.S. employer or tax (social security) identification number is                         ; and

4. The office address of Transferor is:                                                              .

Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury I declare that I have examined this Certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Dated: , 200	TRANSFEROR:

,
a

By:
Name:
Its:

EXHIBIT D

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made this          day of                 ,                 , by and between                                , a                                  (“Assignor”), and                                                  , a                                          (“Assignee”).

Recitals

Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions, dated as of                     ,              (the “Agreement”), respecting the sale of certain “Property” (as defined in the Agreement). Unless otherwise indicated herein, all capitalized terms in this Assignment shall have the meaning ascribed to them in the Agreement.

Assignor, as Lessor, and those certain tenants of the Property (collectively, the ‘Tenants”) have entered into leases for space at the Property (collectively, the “Leases”) covering certain premises located on the Property.

Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all Leases and Tenants’ deposits held by Assignor under the Leases (collectively, “Tenant Deposits”).

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows.

Assignor assigns, sells, transfers, sets over and delivers unto Assignee all of Assignor’s estate, right, title and interest in and to the Leases and Tenant Deposits and Assignee accepts such assignment; provided, however, that such assignment, sale and transfer shall not include any rights or claims arising prior to the date hereof which Assignor may have against any party under the Leases.

Assignee accepts said assignment, sale and transfer and assumes the performance of all of the terms, covenants and conditions imposed upon the landlord under the Leases and with respect to the Tenant Deposits (to the extent arising or accruing on or after the date hereof), including, without limitation, all obligations of Assignor for which Assignee received a credit under Paragraph 11 of the Agreement.

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys’ fees and costs.

This Assignment may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first written above.

ASSIGNEE:			ASSIGNOR:

		,			,

a			a

By:			By:
	Name:			Name:
	Position:			Position:

By:			By:
	Name:			Name:
	Position:			Position:

EXHIBIT E

GENERAL ASSIGNMENT AND BILL OF SALE

THIS GENERAL ASSIGNMENT AND BILL OF SALE (“Assignment”) is made this          day of                 ,                 , by and between                                 , a                                  (“Assignor”), and                                 , a                                          (“Assignee”).

Recitals

Assignor and Assignee entered into that certain Agreement of Purchase and Sale and Joint Escrow Instructions dated as of                     ,              (the “Agreement”), respecting the sale of certain “Property” (as described and defined in the Agreement).

Under the Agreement, Assignor is to assign (to the extent assignable) any and all of its right, title and interest (if any) and delegate any and all of its obligations and responsibilities in each of the following to Assignee:

(a) any and all service contracts and warranties together with all supplements, amendments and modifications thereto, relating to the Property (“Contract(s)”); and

(b) all fixtures, fittings, furniture, furnishings, appliances, apparatus, equipment, machinery, building materials, and other items of tangible personal property owned by Assignor and affixed or attached to the Property (all of such properties and assets being collectively called the “Assigned Properties”).

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

Assignor assigns, sells, transfers, sets over and delivers unto Assignee (to the extent assignable) all of Assignor’s estate, right, title and interest (if any) in and to the Contracts and Assigned Properties; provided, however, that such assignment, sale and transfer shall not include any rights or claims arising prior to the date hereof which Assignor may have against any party with respect to the Contracts and Assigned Properties.

Assignee accepts such assignment and assumes the performance of all of the terms, covenants and conditions imposed upon Assignor with respect to the Contracts and Assigned Properties (to the extent arising or accruing on or after the date hereof).

In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNEE:		ASSIGNOR:

,

a		a

By:		By:
	Name:		Name:
	Position:		Position:

By:		By:
	Name:		Name:
	Position:		Position:

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

[ATTACHED]

ESTOPPEL CERTIFICATE

The undersigned, the tenant under that certain                          (“Original Lease”) dated                         , between                          (“Landlord”) and                          (“Tenant”), for premises on the floor, commonly known as Suite      (the “Premises”) of the building located at 303 Second Street, San Francisco, California (the “Building”), certifies as follows:

1. True, correct and complete copies of the Original Lease and all amendments, modifications and supplements thereto are attached hereto as Exhibit A, and the Original Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Project (as defined in the Lease). There are no amendments, modifications or supplements to the Original Lease, whether oral or written, except as follows (include the date of such amendment, modification or supplement): (If none, so state)                                                              . (The Original Lease, as so amended, modified, and supplemented, shall be collectively referred to as the “Lease”).

2. The Lease term has commenced and full rental is now accruing thereunder. The commencement date of the Lease occurred on                     . The Lease term shall expire on                     , 20    . The Tenant has the following options to extend the Lease term: (If none, so state)                                                                                                                                                                                                  Except as expressly provided in this Estoppel Certificate, Tenant does not have any right or option to renew or extend the term of the Lease, to terminate the Lease, to reduce the Premises, or to lease other space at the Project, nor any preferential right to purchase all or any part of the Premises, the Building, or the Project.

3. Tenant has accepted possession of the Premises under the Lease and currently occupies the Premises. Base rental became payable on                     . Tenant is currently obligated to pay $                     per month as base rental under the Lease. All monthly installments of base rental, all additional rent and all monthly installments of estimated additional rent have been paid when due through                     , 2010. [FOR RETAIL LEASES WITH PERCENTAGE RENT, ADD: All monthly installments of percentage rent have been paid when due through                     , 2010.]

4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows: (If none, so state)                                                              .

5. No rent under the Lease has been paid more than thirty (30) days in advance of its due date.

6. To Tenant’s current actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied, Landlord is not in default thereunder, and Tenant has not initiated any audits of Landlord’s books and records, except as follows: (If none, so state) . As of the date hereof, there are no existing defenses, or to the undersigned’s knowledge, claims or any basis for a claim, that the undersigned has against Landlord.

7. All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted and taken possession of the Premises, except as follows: (If none, so state)                                 . There are no outstanding and unpaid tenant improvement, space planning, or other similar reimbursements or allowances owing to Tenant as of the date hereof, except as follows: (If none, so state)                                                              .

8. There are no offsets or credits against rentals payable or to become payable under the Lease, and as of the date hereof, Tenant has not asserted any such offset or credit. No free rent periods or rental concessions have been granted to Tenant, except as follows: (If none, so state)                                         .

9. To Tenant’s knowledge, Tenant is not in default under the Lease.

10. Tenant currently pays to Landlord the following amounts per month on account of its pro rata share of real property taxes and common area expenses (including, without limitation, insurance): (If none, so state) $                    , Tenant’s pro rata share for the pass-through of real property taxes and common area expenses (including, without limitation, insurance) is     % as of the date hereof. [FOR RETAIL LEASES WITH PERCENTAGE RENT, ADD: Tenant currently pays to Landlord the following amount per month on account of the monthly installments of percentage rent: (If none, so state) $                .]

11. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any State.

12. Tenant has not made any payment to Landlord as a security deposit or rental deposit except as follows: (If none, so state) $                .

13. The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord’s prospective mortgagee, a prospective purchaser and/or such prospective purchaser’s assignee, and/or a prospective mortgagee of a prospective purchaser (or its assignee). Accordingly, and in addition to acknowledging Landlord’s reliance upon this Estoppel Certificate and the statements contained herein, the undersigned acknowledges and recognizes that if this Estoppel Certificate is delivered to such parties, said mortgagee, prospective mortgagee, or prospective purchaser (or its assignee) will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this Estoppel Certificate is a condition of making of the loan or acquisition of such property.

14. Each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Dated: , 2010	(TENANT]

By:
Name:
Title:

[ALL LEASE DOCUMENTS TO BE ATTACHED TO THE ESTOPPEL AS EXHIBIT A WHEN DELIVERED TO TENANT FOR EXECUTION]

EXHIBIT A

LEASE DOCUMENTS

(see attached)

Schedule 13.1.8

Schedule of Leases

[ATTACHED]

303 Second Street

San Francisco

Lease Inventory

LEASE CONTRACTS

Tenant	Document	Dated
24 Hour Fitness USA. Inc.	Lease	3/25/1993
	Parking Agreement	3/25/1993
	Parking Agreement - 1st Amendment	8/20/1993
	First Amendment to Lease	8/20/1993
	Second Amendment to Lease	2/15/1994
	Third Amendment to Lease (24 Hour Fitness fka HEC Investments) now dba 24 Hour Fitness	12/2/2002
	Telecom License Agreement	1/-/2009
Advent Software, Inc.	Lease	4/5/2002
	Advent Software Sublease to Symantec Corporation	10/-/2004
	Consent to Sublease	10/22/2004
	First Amendment to Lease - Partial Surrender Agreement	8/8/2008
Associated Press	Lease	6/25/2001
	First Amendment	3/1/2006
	Storage Agreement	5/3/2002
Avenue A. Razorfish	Lease	1/-/2008
	Guaranty	1/-/2008
	Lease Memorandum - Exhibit D	9/12/2008
Bhupendra Patel, Paresh Patel and Nikhil Patel, dba Quizno’s Subs	Lease	9/16/2002
	Guaranty of Lease-J Wood	9/16/2002
	Guaranty of Lease- G. Simmons	9/16/2002
	Assignment & Assumption - PEBS, Assignor and Patels, Assignee	10/29/2004
	First Amendment	10/29/2004
	Second Amendment	12/6/2007
Bright Horizons Children’s Centers. Inc.	Lease	10/23/2007
	Lease Guaranty	10/23/2007
Charles Pankow Builders. LTD	Lease	3/16/1992
	First Amendment	11/7/1995
	Second Amendment	5/8/2001
	Third Amendment	3/19/2003
	Fourth Amendment	4/23/2004
	Fifth Amendment	8/18/2005
	Storage Agreement	5/5/2005
Cushman & Wakefield	Lease	12/14/2009
FedEx Office & Print Services, Inc.	Lease - Kinko’s	7/31/2000
	First Amendment	6/10/2009
Florens Container Services (USA), Ltd.	Lease	9/21/2000
	Guaranty of Lease	9/21/2000
	First Amendment	9/1/2004
	Lease Agreement (storage)	4/17/2008
	Lease Agreement (storage)	6/2/2009
Hewlett Packard	Lease	6/2/2005
	Change of Address Letter	7/6/2005
	First Amendment	5/15/2006
	Second Amendment	3/17/2010
Young & Rubicam Inc.	Lease	12/20/2000
	Guaranty of Lease	12/20/2000
	First Amendment	5/25/2005
	Second Amendment	6/8/2007
	Consent to Assignment - Hill & Knowlton - Young and Rubicam	12/7/2009
	Third Amendment - Young and Rubicam	12/7/2009

303 Second Street

San Francisco

Lease Inventory

Jeries Tannous dba The Snack Depot	Lease	10/31/1990
	First Amendment	2/20/2001
	Second Amendment	10/1/2001
	Third Amendment	4/1/2002
	Fourth Amendment	11/1/2002
	Fifth Amendment	3/1/2003
	Sixth Amendment	1/1/2004
	Seventh Amendment	3/1/2006
	Eighth Amendment	2/28/2009
Judicial Council of California	Lease	5/25/2007 (date signed by Landlord)
	Commencement Letter	5/23/2007 (date signed by Tenant) 9/27/2007
	Storage Agreement	6/1/2007
	First Amendment	7/9/2007
Kennedy Jenks Consultants. Inc.	Lease	7/9/2008
	Lease Agreement (Storage space)	12/29/2008
	Lease Agreement (Storage Space)	1/6/2010
Lautze & Lautze	Lease	6/8/1989
	First Amendment	12/7/1998
	Second Amendment	8/8/2003
	Third Amendment	6/18/2008
	Fourth Amendment	3/23/2009
	Parking Agreement	6/8/1989
MarkMonitor Inc.	Lease	8/10/2009
Medtronic USA. Inc	Lease	9/9/2005
	Confirmation of Term of Lease - Exhibit C	4/19/2006 (date signed by Landlord)
Office Depot. Inc.	Lease	4/4/2006 (date signed by Tenant) 2/1/1993
	Parking Agreement	2/1/1993
	Letter extending renewal exercise deadline	12/8/1998
	Letter electing to renew deadline	1/8/1999
	Extension of Lease letter	12/7/1999
	First Amendment	11/1/2003
	Second Amendment	6/26/2007
PB Americas. Inc.	Lease	8/31/1988
	First Amendment	12/15/1989
	Second Amendment	11/22/1991
	Third Amendment	4/1/1992
	Fourth Amendment	4/20/1998
	Fifth Amendment	12/28/2007
	Sixth Amendment	10/27/2009
Sterling M Enterprises, Inc. dba Lee’s Deli	Lease	12/6/1996
	First Amendment	9/1/1999
	Second Amendment	3/2/2001
	Third Amendment to Lease	11/17/2004
	Fourth Amendment	9/8/2009
	Storage Agreement - First Amendment	9/10/2009
	Guaranty of Lease	12/14/1997
Symantec Corporation	Lease	5/1/2006
	First Amendment	8/5/2008
	Lease Memorandum -Exhibit E	2/12/2009 (date signed by Landlord)
Tech Target, Inc.	Lease	5/24/2004
	First Amendment	9/13/2007

303 Second Street

San Francisco

Lease Inventory

Travelocity	Lease	1/28/2005
	Guaranty of Lease	1/-/2005
	First Amendment	10/5/2009
	Second Amendment	10/27/2009
TC Global, Inc. dba Tully’s Coffee	Lease	8/15/2000
	First Amendment	1/25/2010
UBC Clinical Technologies. LLC	Lease	4/28/2009
	First Amendment	12/22/2009
Wells Fargo Bank	Lease	5/19/2000
	First Amendment	7/8/2003
	Second Amendment	5/15/2007
	Third Amendment	8/30/2007
	Suite 104 Lease	10/8/2008
	Commencement Date Letter	4/28/2009 (date executed by Tenant)
Xola LLC, dba Maya Restaurant	Lease	8/19/1998
	First Amendment	3/20/2002
	Second Amendment	6/1/2003
	Third Amendment	6/23/2004
	Fourth Amendment	2/28/2006
	Fifth Amendment	4/29/2008
	Guaranty	9/2/1998

Schedule 13.1.9

Contract Schedule

[ATTACHED]

Service Contracts

SERVICE CONTRACTS

Vendor	Date of Agreement	Work Performed
Capital Building Maintenance Group, LLC	6/16/2009	Window Washing

Able Building Maintenance	6/26/2008	Janitorial

ABM Security Services, Inc.	8/21/2007	Security Staff

All-Guard Systems, Inc.	11/18/2005	Alarm Monitoring Service

Able Engineering Services	6/15/2006	Engineering

Schindler Elevator Corporation	3/31/2008	Elevator / Escalator Maintenance

Robert W. Poyas, Inc.	3/16/2007	Grounds Maintenance

Johnson Controls, Inc.	6/22/2009 Renewal Letter	Metasys / Fire Systems